UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 250 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.005 per share	ENV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition

On January 8, 2024, Envestnet, Inc. (“Envestnet”) issued a press release in which, among other things, it affirmed its previously issued guidance for the fourth quarter and full year ended December 31, 2023. The full text of Envestnet’s press release is furnished herewith as Exhibit 99.1.

This Item 2.02 and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of William Crager

On January 7, 2024, Envestnet and Envestnet Financial Technologies, Inc. (“EFT”) entered into a separation and release agreement (the “Agreement”) with William Crager, Envestnet’s chief executive officer. Each of Envestnet and EFT shall be referred to herein as a “Company” and collectively as the “Companies.” Pursuant to the terms of the Agreement, Mr. Crager will step down as chief executive officer of Envestnet and each of its subsidiaries on March 31, 2024. In addition, promptly following Envestnet’s 2024 Annual Meeting, Mr. Crager will step down as a member of Envestnet’s Board. Mr. Crager’s decision to step down as a member of Envestnet’s Board is not related to any disagreement with Envestnet or with Envestnet’s operations, policies, or practices.

EFT also agreed to pay or provide to Mr. Crager the following “Accrued Obligations” under the terms of the Agreement: (i) any Base Salary (as defined in Mr. Crager’s employment agreement) earned through March 31, 2024; (ii) unpaid expense reimbursements; and (iii) any previously granted restricted or performance stock units, which shall continue to vest through March 31, 2025 and be paid and/or provided in accordance with the terms of such employee benefit plans.

Mr. Crager and the Companies also agreed that beginning April 2024, Mr. Crager will continue with Envestnet as a Senior Advisor, focusing on client and partner relationships. The financial terms of Mr. Crager’s continuing arrangement have not yet been finalized.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the full text of the Agreement filed as an exhibit hereto and incorporated herein by reference.

Appointment of James Fox as Interim CEO

On January 7, 2024, the Companies entered into an Interim Executive Agreement (the “Executive Agreement”) with James Fox, who currently serves as chairman of the board of directors of Envestnet. Pursuant to the terms of the Executive Agreement, Mr. Fox and the Companies agreed that Mr. Fox will serve as Interim CEO commencing on April 1, 2024. The term of the Executive Agreement is for an initial six-month term, which may be extended for additional one-month periods at Envestnet’s discretion. Mr. Fox will receive a salary of $350,000 per month, of which 25% will be paid in cash and the remainder in shares of Envestnet common stock, subject to an 18-month vesting period. Mr. Fox will also receive a stock grant valued at $250,000 upon commencement of employment.

In connection with his appointment as interim CEO, Mr. Fox has resigned as Chair and a member of the Compensation Committee of Envestnet’s Board as well as a member of the Audit and Nominating and Governance Committees of Envestnet’s Board. Mr. Fox will remain as Chair of Envestnet’s Board and a member of the Strategy Committee of Envestnet’s Board.

The foregoing description of the Executive Agreement is a summary only and is qualified in its entirety by the full text of the Executive Agreement filed as an exhibit hereto and incorporated herein by reference.

Board Committee Changes

Gayle Crowell has been appointed as Chair of the Compensation Committee of Envestnet’s Board and Barbara Turner has been appointed as a member of the Compensation Committee.

Item 7.01. Regulation FD Disclosure.

On January 8, 2024, Envestnet issued a press release announcing Mr. Crager’s separation and Mr. Fox’s interim role as CEO. This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Release Agreement with William Crager
10.2	Interim Executive Agreement with James Fox
99.1	Press Release, dated January 8, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2024

ENVESTNET, INC.

By:	/s/ Shelly O’Brien
Name:	Shelly O’Brien
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

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